Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Brian White (“Employee”) and Ambarella Corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee signed an offer letter with the Company on March 18, 2022 (the “Offer Letter”);

WHEREAS, Employee signed a Change of Control and Severance Agreement with the Company on March 28, 2022 (the “Severance Agreement”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on March 28, 2022 (the “Confidentiality Agreement”);

WHEREAS, Employee holds certain outstanding equity awards (“Awards”) covering ordinary shares of the Company (“Shares”) granted under and subject to the Company’s 2021 Equity Incentive Plan (the “Plan”) and award agreements thereunder, as set forth in Schedule 1 hereto (the “Award Documents”);

WHEREAS, Employee will separate from employment with the Company effective February 2, 2024 (the “Scheduled Separation Date,” and the actual date of separation is referred to herein the “Separation Date”, which may be the same date as the Scheduled Separation Date); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration.

a.
Transitional Services. Employee shall be permitted to continue Employee’s full-time employment with the Company until the Scheduled Separation Date (the period between the Effective Date of this Agreement (as defined in Section 20) and the Scheduled Separation Date, the

“Transition Period”). Employee agrees to provide services to the Company in good faith and to transition Employee’s role during the Transition Period as determined and instructed by the Company in the Company’s sole discretion.
b.
Compensation. The Company shall continue to pay Employee’s base salary until the Separation Date at the rate set for Employee as of the Effective Date, less applicable withholdings, payable in accordance with the Company’s regular payroll practices. However, Employee’s participation in the Company’s Fiscal Year 2024 Annual Bonus Plan (the “Bonus Plan”) will cease as of the Effective Date and Employee shall not be eligible to receive any bonus or other payment under the Bonus Plan. During the Transition Period, Employee shall remain eligible to vest in Employee’s Awards in accordance with the terms and conditions of the applicable Award Documents. Employee’s other benefits shall remain in force and effect during the Transition Period, except as required by the Company’s applicable policies and plans.

c.
Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this section 1.

2.
Supplemental Release. Employee agrees that the consideration set forth in the Supplemental Release is expressly conditioned upon Employee’s continued employment with the Company through the Scheduled Separation Date, Employee’s execution and non-revocation of the Supplemental Release Agreement attached hereto as Exhibit A (the “Supplemental Release”), and Employee’s fulfillment of its terms and conditions. In addition, Employee agrees that the consideration set forth in Section 1.a. will be payable to Employee in the form, as elected by the Company in its sole discretion, of either (x) cash in an amount equal to the Payment, as defined in the Supplemental Release (the “Cash Severance”), or (y) the number of Shares as set forth in the Supplemental Release to be issued pursuant to a Severance Award, as defined in the Supplemental Release, granted under the Plan and applicable restricted stock unit award agreement thereunder, in either case in accordance with the terms and conditions of, the Supplemental Release. In the event that any Severance Award is granted to Employee (which shall be granted, if at all, no later than the Separation Date), then 100% of the Shares underlying such Severance Award will vest subject to Employee’s continued employment in accordance with this Agreement through the Scheduled Separation Date, and become payable contingent on the timely effectiveness and irrevocability of the Supplemental Release.

3.
Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in any equity awards including the Awards and any Severance Award, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date, subject to the application of the acceleration of Award vesting provisions as set forth in, and in accordance with, the terms and conditions of the Supplement Release.

4.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

5.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act.

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. This release does not extend to any right Employee may have to unemployment compensation benefits. Nothing herein releases any rights or claims Employee may have under the California Fair Employment and Housing Act.

6.
Trade Secrets and Confidential Information/Company Property. Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee agrees and acknowledges that any incentive-based compensation provided to Employee shall be subject to the Company’s Executive Compensation Clawback Policy and any clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or that otherwise is adopted pursuant to the Dodd‑Frank Wall Street Reform and Consumer Protect Act or other applicable law.

7.
No Cooperation. Subject to the Protected Activity provision below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

8.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct; and/or (iii) disclosing factual information (other than the amount paid under this Agreement) related to a claim filed in a civil action or complaint filed in an administrative action about sexual assault, an act of sexual harassment, or an act of (or failure to prevent) harassment or discrimination based on sex, or an act of retaliation against a person for reporting harassment or discrimination based on sex. Employee understands that in connection with such Protected Activity, Employee is permitted to make disclosures as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties or in any manner not protected by law. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

9.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages.

10.
No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

11.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

12.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement or the Supplemental Release. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder or under the Supplemental Release by the Company and any penalties or assessments thereon, and all amounts payable hereunder are subject to applicable tax withholdings. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Agreement and section 1 of the Supplemental Release are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

13.
Section 409A. It is intended that this Agreement and the Supplemental Release are exempt from, or if not exempt from, will comply with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any final regulations and official guidance thereunder, and any applicable state law equivalent, as each may be amended or promulgated from time to time (together, “Section 409A”), so that none of the payments to be provided under this Agreement or under the Supplemental Release will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein or under the Supplemental Release will be interpreted to be so exempt from or so comply with Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding any provisions to the contrary under this Agreement or the Supplemental Release, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement, the Supplemental Release or any other arrangement, payable to Employee will be delayed until the date that is six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A), except that in the event of Employee’s death, any such delayed payments will be paid as soon as practicable after the date of Employee’s death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. To the extent necessary to comply with Section 409A, references to the termination of Employee’s employment or similar terms under this Agreement and the Supplemental Release will mean Employee’s separation from service within the meaning of Section 409A. In no event will the Company or any other Releasees have any responsibility, liability, or obligations to reimburse, hold harmless, or indemnify Employee for any taxes or costs that may be imposed on Employee as a result of Section 409A. Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any amounts, awards, or benefits, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A.

14.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

16.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

17.
Entire Agreement. This Agreement, together with the Confidentiality Agreement and the Award Documents, to the extent not modified hereby, represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

18.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

19.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.
20.
Effective Date. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).

21.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

22.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

() Employee has read this Agreement;

() Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

() Employee understands the terms and consequences of this Agreement and of the releases it contains;

() Employee is fully aware of the legal and binding effect of this Agreement; and

(e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

BRIAN WHITE, an individual

Dated: October 17, 2023 /s/ Brian White

Brian White

AMBARELLA CORPORATION

Dated: October 17, 2023 By /s/ Fermi Wang

Fermi Wang

Chief Executive Officer

EXHIBIT A

SUPPLEMENTAL RELEASE

This Supplemental Release (“Supplemental Release”) is made by and between Brian White (“Employee”) and Ambarella Corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an offer letter with the Company on March 18, 2022 (the “Offer Letter”);

WHEREAS, Employee signed a Change of Control and Severance Agreement with the Company on March 28, 2022 (the “Severance Agreement”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on March 28, 2022 (the “Confidentiality Agreement”);

WHEREAS, the Parties entered into the Separation Agreement and Release, dated [October 17, 2023] (the “Agreement”);

WHEREAS, the Company previously granted Employee certain equity awards (“Awards”) covering ordinary shares of the Company (“Shares”) under and subject to the Company’s 2021 Equity Incentive Plan (the “Plan”) and applicable award agreements thereunder, as set forth in Schedule 1 to the Agreement (the “Award Documents”);

WHEREAS, Employee separated from employment with the Company effective [February 2, 2024] (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration.

a.
Payment. [The Company agrees to pay Employee a total of $630,000.00, representing the sum of (x) twelve months of Employee’s salary, plus (y) Employee’s target bonus amount under the Fiscal Year 2023 Bonus Plan (the “Payment”), subject to the terms of this

Supplemental Release, including this Section 1(a). Such Payment will be made, less applicable withholdings, as soon as reasonably practicable following the date the Agreement becomes effective and irrevocable, but no later than April 15, 2024, subject to Section 13 of the Agreement.] OR [In addition to the Awards, the Company has granted Employee an award of vested restricted stock units covering [Insert number] Shares as of the date immediately prior to the Separation Date (the “Severance Award”), under the Plan and applicable award agreement thereunder (the “Severance Award Agreement”). The number of Shares subject to the Severance Award reflects such number determined as (i) the product of (A) 110%, and (B) $630,000, which represents the sum of (x) twelve months of Employee’s salary, plus (y) Employee’s target bonus amount under the Fiscal Year 2023 Bonus Plan, divided by (ii) the closing price of a Share as reported on the Nasdaq Global Select Market on the last trading day immediately prior to the Separation Date, with any resulting fractional Share rounded down to the nearest whole Share. Delivery of the Shares under the Severance Award will occur as soon as reasonably practicable following the date the Agreement becomes effective and irrevocable, but no later than April 15, 2024, subject to Section 13 of the Agreement. In the event that the conditions for payment of the Severance Award are not met in full, then the Severance Award will be forfeited automatically and Employee no longer will have any rights to such Severance Award or the Shares subject thereto.]

b.
Equity Awards. Subject to the effectiveness of this Supplemental Release as provided herein, Employee’s vesting in the following Awards (each, an “RSU Grant” and together, the “RSU Grants”) will accelerate as to the number of Shares subject to the RSU Grant that would have been scheduled to vest through the one-year anniversary of the Separation Date had Employee remained employed with the Company through such date. As result of such acceleration, the following number of Shares will vest under each RSU Grant:

i.
Grant Number U006706: 20,000 shares
ii.
Grant Number U007922: 4,559 shares

Subject to the effectiveness of this Supplemental Release as provided herein and subject to Section 13 of the Agreement, all portions of the RSU Grants the vesting of which is accelerated pursuant to the terms herein will be settled within thirty (30) days following the Separation Date. The RSU Grants and the Shares issued thereunder will continue to be governed by the terms and conditions of the Award Documents.

To the extent any Award has not vested through the Separation Date or is not eligible for the vesting acceleration provided above in this subsection b., such unvested portion of the Award automatically has been forfeited as of the end of the Separation Date and Employee no longer has any rights to such forfeited Awards (or applicable portions thereof) or the Shares subject thereto. For purposes of clarity, the Award of performance-based restricted stock units Grant Number P000084 has been forfeited in its entirety as of the Separation Date without having vested as to any portion thereof, and never will become vested.

d. COBRA. Provided Employee timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA, the Company shall pay directly to the insurance provider for the costs Employee otherwise would incur for COBRA coverage for Employe and Employee’s eligible dependents for a period of twelve (12) months beginning the calendar month immediately following the calendar month in which the Separation Date occurred, or, if earlier, until the earlier of the date Employee is no longer eligible for continuation coverage under COBRA or Employee has secured health insurance coverage through another employer. However, if the Company determines in its sole discretion that it cannot provide the following COBRA benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that the Employee would be required to pay to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this section (the “COBRA Replacement Payments”). For the avoidance of doubt, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to any applicable withholdings.

e.
Acknowledgement. Employee acknowledges that without this Supplemental Release, Employee is otherwise not entitled to the consideration listed in this section 1.

2. Release of Claims. Employee hereby releases and waives any and all claims, whether or not now known, that Employee has or might have against the Company or any of its current and/or former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) arising from any omissions, acts, facts, or damages that have occurred up until and including that date Employee signed this Supplemental Release, including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims arising under the federal or any state statute, including the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act; (c) claims arising under federal, state or local laws prohibiting discrimination in employment, including laws prohibiting discrimination in employment on the basis of race, sex, age, disability, national origin, or religion, such as the California Fair Employment and Housing Act; (d) claims for misclassification, wrongful discharge, breach of contract, breach of contract, breach of public policy, physical or mental harm or distress; (e) any claim for attorneys’ fees and costs; (f) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company; (g) any claims of amounts due for fees, commissions, expenses, salary, bonuses, profit sharing, fringe benefits; and (h) any and all other claims arising from Employee’s relationship with the Company or the termination of that relationship, including, but not limited to, claims that may have arisen since the date Employee signed the Agreement. Employee agrees that Employee will not file any legal action asserting any such claims. Employee agrees that the release set forth in this Section 2 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Supplemental Release; or (ii) claims that cannot be released as a matter of law.

3. Return of Company Property. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

4. Extension of The Agreement’s Provisions. The undersigned Parties further acknowledge that the terms of the Agreement, including, but not limited to, Sections 4 (Payment of Salary and Receipt of All Benefits), 6 (Trade Secrets and Confidential Information), 8 (Protected Activity Not Prohibited), 12 (Tax Consequences), and 13 (Section 409A) of the Agreement shall apply to this Supplemental Release and are expressly incorporated herein.

5. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Supplemental Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Supplemental Release; (b) Employee has twenty-one (21) days within which to consider this Supplemental Release; (c) Employee has seven (7) days following Employee’s execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

6.
California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.
Mutual Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from making any disparaging statements about Employee. Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and only for so long as each officer is an employee of the Company. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

9.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THE AGREEMENT OR THIS SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND

EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THE AGREEMENT, THIS SUPPLEMENTAL RELEASE, AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

10.
Entire Agreement. This Supplemental Release represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Supplemental Release and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Supplemental Release and Employee’s relationship with the Company, including the Severance Agreement, with the exception of the Agreement, the Confidentiality Agreement, [the Severance Award Agreement,] and the Award Documents, except as otherwise modified or superseded herein. For purposes of clarity, Employee will not be eligible for any severance payments or benefits under the Severance Agreement.

11.
Effective Date. Employee has twenty-one (21) days to consider this Supplemental Release and seven (7) days to revoke this Supplemental Release after Employee executes this Supplemental Release. This Supplemental Release will become effective on the eighth (8th) day after Employee signed this Supplemental Release, so long as it has been signed by Employee within ten (10) days immediately following the Separation Date and has not been revoked by either Party before that date (the “Effective Date”).

12.
Governing Law and Forum and Signing of Supplemental Release. This Supplemental Release shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Supplemental Release shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of California. This Supplemental Release may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Supplemental Release may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

BRIAN WHITE, an individual

Dated: ________________, 2024

Brian White

AMBARELLA CORPORATION

Dated: ________________, 2024 By

Fermi Wang

Chief Executive Officer

SCHEDULE 1

EQUITY AWARDS

Grant Date	Type of Award	Grant Number	Equity Plan	Number of Shares Subject to Award at Grant(1)	Number of Shares That Will Have Vested Under the Award Through 1/31/2024(2)
3/28/2022	Restricted Stock Units	U006706	2021	80,000	35,000
3/2/2023	Restricted Stock Units	U007922	2021	13,678	3,420
4/3/2023	Performance-Based Restricted Stock Units	P000084	2021	13,678	0

(1)
Number of Shares shown for any Award of performance-based restricted stock units is based on target number of Shares subject to the Award at grant.
(2)
Subject to Employee’s continued employment with the Company through such date. The number of Shares shown does not include any Shares that may vest pursuant to the acceleration of vesting provisions set forth in the Supplemental Release.